UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 28, 2011

THE AES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-12291	54-11263725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 1100 Arlington, Virginia		22203
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 522-1315

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously announced, The AES Corporation (“AES”) entered into an Agreement and Plan of Merger, dated as of April 19, 2011, by and among AES, Dolphin Sub, Inc., a direct wholly-owned subsidiary of AES (“Merger Sub”) and DPL Inc. (“DPL”) (the “Merger Agreement”). On November 28, 2011, pursuant to the terms and conditions of the Merger Agreement, Merger Sub merged with and into DPL, with DPL surviving as a wholly-owned subsidiary of AES (the “Merger”). AES now owns 100% of DPL’s common stock, which comprises all the voting securities of DPL. The shares of DPL common stock, which previously traded under the symbol “DPL,” and the associated Preferred Share Purchase Rights, have ceased trading on, and are being delisted from, the New York Stock Exchange.

Pursuant to the Merger Agreement, (i) each share of DPL’s common stock outstanding immediately prior to the effective time of the Merger was automatically cancelled and, other than shares owned directly or indirectly by AES or Merger Sub, held by DPL or its subsidiaries or held by DPL shareholders who have validly exercised their appraisal rights under Ohio law, converted into the right to receive consideration of $30 in cash, without interest and (ii) each restricted stock award, restricted stock unit award and each performance share unit award was converted into the right to receive consideration of $30 in cash, without interest, multiplied by the number of shares of DPL common stock denominated thereby.

AES funded the approximately $3.5 billion in aggregate consideration paid in connection with the Merger through a combination of cash on hand (including proceeds from its previously completed $1.0 billion notes offering in June 2011 and the $1.05 billion credit facility it entered into in May 2011), temporary borrowings under its revolving credit facility and the proceeds raised from a previous private offering of $450 million aggregate principal amount of 6.50% senior notes due 2016 and $800 million aggregate principal amount of 7.25% senior notes due 2021 (collectively, the “Notes”) by Dolphin Subsidiary II, Inc. (“Dolphin II”), a wholly-owned special purpose indirect subsidiary of AES. The previously announced private offering closed on October 3, 2011 and the proceeds from the offering were deposited into an escrow account pending the consummation of the Merger. In connection with the consummation of the Merger, the funds were released from the escrow account to fund the consummation, and Dolphin II was merged with and into DPL, with DPL continuing as the surviving company. As a result, DPL assumed all obligations under the Notes and the Notes are no longer subject to the special mandatory redemption provision relating to the consummation of the Merger contained in the indenture relating to the Notes.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in it is entirety by reference to the Merger Agreement, which is incorporated by reference as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Additional information regarding DPL and its business can be found in its Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 18, 2011, and its Form 10-Qs for the periods ended March 31, 2011, June 30, 2011 and September 30, 2011 filed with the Securities and Exchange Commission on April 29, 2011, July 28, 2011 and October 27, 2011, respectively.

Item 8.01	Other Event

On November 28, 2011, AES issued a press release announcing the completion of the Merger. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(b)	Pro Forma Financial Information.

AES intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 75 calendar days after the date this Current Report is required to be filed.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated April 19, 2011, by and among The AES Corporation, DPL Inc. and Dolphin Sub, Inc. (incorporated by reference to AES’s Form 8-K filed April 20, 2011, Exhibit 2.1, File No. 001-12291)

99.1	Press Release issued by The AES Corporation, dated November 28, 2011

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION

Date: November 28, 2011	/s/ Victoria D. Harker
	Name:	Victoria D. Harker
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Description

2.1	Agreement and Plan of Merger, dated April 19, 2011, by and among The AES Corporation, DPL Inc. and Dolphin Sub, Inc. (incorporated by reference to AES’s Form 8-K filed April 20, 2011, Exhibit 2.1, File No. 001-12291)

99.1	Press Release issued by The AES Corporation, dated November 28, 2011